UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

VSE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3361 Enterprise Way Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

(954) 430-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The Nasdaq Global Select Market
5.750% Tangible Equity Units	VSECU	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on January 29, 2026, VSE Corporation, a Delaware corporation (“VSE” or the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”), as amended by the First Amendment to Stock Purchase Agreement, dated as of May 4, 2026 (such amendment, the “First Amendment” and such agreement, as amended, the “Purchase Agreement”), with VSE Mach HoldCo Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Rollover Purchaser”), VSE Mach Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Rollover Purchaser (“Cash Purchaser”), GenNx/PAG IntermediateCo Inc., a Delaware corporation (“PAG HoldCo”), and GenNx360 PAG Buyer, LLC, a Delaware limited liability company (“Seller”), pursuant to which VSE would acquire all of the capital stock of PAG HoldCo, including its wholly owned subsidiary PAG Holding Corp., a Delaware corporation (d/b/a Precision Aviation Group) (“PAG”), a portfolio company of GenNx360 Capital Partners (such acquisition, the “PAG Acquisition”), upon the consummation of the transaction. As further described in Item 2.01 below, on May 5, 2026, VSE completed the PAG Acquisition (the “Closing”).

Item 1.01	Entry into a Material Definitive Agreement.

Exchange and Redemption Agreement

On May 5, 2026, in connection with the Closing, VSE, Rollover Purchaser and Seller entered into an exchange and redemption agreement (the “Exchange Agreement”), as described in VSE’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2026, which description is incorporated herein by reference.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached as Exhibit 2.3 hereto and the terms of which are incorporated herein by reference.

Registration Rights Agreement

On May 5, 2026, in connection with the Closing, VSE and Seller entered into a registration rights agreement (the “Registration Rights Agreement”), as described in VSE’s Current Report on Form 8-K filed with the SEC on January 29, 2026, which description is incorporated herein by reference.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached as Exhibit 2.4 hereto and the terms of which are incorporated herein by reference.

Lock-Up Agreements

On May 5, 2026, in connection with the Closing, VSE and Seller entered into (i) a lock-up agreement covering the shares to be issued to Seller pursuant to the Exchange Agreement (the “Closing Lock-Up Agreement”) and (ii) a lock-up agreement covering any shares to be issued to Seller pursuant to the Purchase Agreement as an Earnout Payment (as defined herein) (the “Earnout Lock-Up Agreement” and, together with the Closing Lock-Up Agreement, the “Lock-Up Agreements”), as described in VSE’s Current Report on Form 8-K filed with the SEC on January 29, 2026, which description is incorporated herein by reference.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Closing Lock-Up Agreement and the Earnout Lock-Up Agreement, copies of which are attached as Exhibit 2.5 and Exhibit 2.6 hereto, respectively, and the terms of which are incorporated herein by reference.

Credit Agreement Amendment

On May 5, 2026, the Company, as the borrower, and its domestic wholly owned subsidiaries, as guarantors (collectively, together with the Company, the “Loan Parties”), entered into a first amendment (the “First Amendment”) to its existing senior secured credit agreement, dated as of May 2, 2025 (as amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with certain banks and financial institutions as lenders (the “Lenders”), Citizens Bank, N.A., as revolver administrative agent and collateral agent, and Royal Bank of Canada, as term loan B agent. The First Amendment provides for, among other things, (i) a new senior secured term loan B facility in an aggregate principal amount of $900.0 million (the “New Term Facility”) and (ii) an upsize to the Company’s existing senior secured revolving credit facility from $400.0 million to $500.0 million (the “Revolving Facility”). Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Credit Agreement.

The Credit Agreement is secured by substantially all of the assets of the Loan Parties (subject to certain customary exceptions) and contains a total net leverage ratio covenant and an interest coverage ratio covenant, neither of which is applicable to the New Term Facility, customary representations and warranties, and other affirmative and negative covenants. The covenants include limitations or restrictions on the incurrence of indebtedness, the occurrence of a change of control of VSE, purchases of VSE’s common stock, the payment of dividends on VSE’s equity interests, the making of investments, asset dispositions, and acquisitions. The Credit Agreement defines events of default and acceleration provisions.

The Revolving Facility will mature on May 2, 2030. The New Term Facility will mature on May 5, 2033 and will amortize in equal quarterly installments of $9 million per year commencing with the first full fiscal quarter following the Closing Date, with the balance of outstanding borrowings payable on the final maturity date (subject to certain exceptions as provided in the Credit Agreement).

Borrowings under the New Term Facility will accrue interest at either the Term SOFR Rate plus 2.00% or ABR plus 1.00%, in each case subject to a 25 basis point reduction when the First Lien Net Leverage Ratio is less than 1.75:1.00. Borrowings under the Revolving Facility will accrue interest at either the Term SOFR Rate plus 1.25%-2.25% or ABR plus 0.25%-1.25%, in each case based on a total net leverage ratio test as set forth in the Credit Agreement. The Company, at its option, may select between one, three or six month Term SOFR Rates.

On May 5, 2026, the Company borrowed $900.0 million under the New Term Facility. The proceeds of the New Term Facility were used by the Company on the Closing Date (i) to fund a portion of the purchase price for the PAG Acquisition, (ii) to repay certain fees and expenses incurred in connection with the PAG Acquisition, (iii) to repay all of the Company’s outstanding borrowings under its existing senior secured term loan A facility and (iv) for general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 hereto and the terms of which are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in the Introductory Note is incorporated by reference into this Item 2.01.

On May 5, 2026, pursuant to the Purchase Agreement, VSE acquired all of the capital stock of PAG HoldCo from the Seller for an up-front consideration equal to $2.025 billion, subject to customary adjustments, consisting of $1.75 billion in cash (the “Cash Consideration”) and approximately $275 million of newly issued Rollover Purchaser Shares (as defined below), and up to an additional $125 million in contingent payment payable in cash, shares of common stock, par value $0.05 per share, of VSE (the “VSE Common Stock”) or a combination thereof, at VSE’s sole discretion, to Seller if PAG HoldCo and its subsidiaries achieve certain profitability targets in fiscal year 2026 (the “Earnout Payment”). At the Closing, (i) Rollover Purchaser issued shares of Class B Common Stock, par value $0.05 per share (“Rollover Purchaser Shares”), to Seller in exchange for issued and outstanding shares of PAG HoldCo held by Seller with an aggregate value equal to approximately $275 million (such transaction, the “First Exchange”), (ii) Cash Purchaser paid the Cash Consideration to Seller and, in exchange for the Cash Consideration, Seller transferred to Cash Purchaser all of the shares of PAG HoldCo held by Seller that were not transferred to Rollover Purchaser pursuant to the First Exchange, and (iii) Rollover Purchaser contributed the shares of PAG HoldCo acquired in the First Exchange to Cash Purchaser immediately following receipt by Rollover Purchaser such that Cash Purchaser holds 100% of the capital stock of PAG HoldCo. Pursuant to the Exchange Agreement, Seller has the right to exchange all or a portion of the Rollover Purchaser Shares for shares of VSE Common Stock on a one-for-one basis, subject to customary antidilution and change of control adjustments. The offer, issuance and sale of the Rollover Purchaser Shares was, and the issuance of VSE Common Stock upon exchange of such Rollover Purchaser Shares will be, made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Stock Purchase Agreement and the First Amendment. A copy of the Stock Purchase Agreement was attached as Exhibit 2.1 to VSE’s Current Report on Form 8-K filed with the SEC on January 29, 2026, and its the terms are incorporated herein by reference. A copy of the First Amendment is filed as Exhibit 2.2 hereto and its terms are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above regarding the Credit Agreement Amendment is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On May 5, 2026, the Company issued a press release announcing that it had completed the PAG Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The audited consolidated financial statements of PAG and its subsidiaries as of and for the years ended December 31, 2025 and December 31, 2024, and the related Independent Auditor’s Report of Baker Tilly US LLP addressing such matters as set forth therein are filed herewith as Exhibit 99.2 and are incorporated by reference into this Item 9.01(a).

(b) Pro forma financial information.

The Company’s unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2025, giving effect to the PAG Acquisition, is filed herewith as Exhibit 99.3 and is incorporated by reference into this Item 9.01(b).

(d) Exhibits

Exhibit	Description

2.1*†	Stock Purchase Agreement, dated January 29, 2026, by and among VSE Corporation, VSE Mach HoldCo Acquisition Corp., VSE Mach Acquisition Corp., GenNx/PAG IntermediateCo Inc., and GenNx360 PAG Buyer, LLC (incorporated by reference to Exhibit 2.1 to VSE’s Current Report on Form 8-K filed January 29, 2026)

2.2†	First Amendment to Stock Purchase Agreement, dated as of May 4, 2026, between VSE Corporation and GenNx360 PAG Buyer, LLC

2.3	Exchange and Redemption Agreement, dated as of May 5, 2026, by and among VSE Corporation, VSE Mach HoldCo Acquisition Corp. and GenNx360 PAG Buyer, LLC

2.4	Registration Rights Agreement, dated as of May 5, 2026, by and between VSE Corporation and GenNx360 PAG Buyer, LLC

2.5	Closing Lock-Up Agreement, dated as of May 5, 2026, by and between VSE Corporation and GenNx360 PAG Buyer, LLC

2.6	Earnout Lock-Up Agreement, dated as of May 5, 2026, by and between VSE Corporation and GenNx360 PAG Buyer, LLC

10.1	First Amendment to Credit Agreement, dated as of May 5, 2026, among VSE Corporation, the other transaction parties party thereto, the several financial institutions listed on the signature pages thereof, and Citizens Bank, N.A., as revolver administrative agent and collateral agent, and Royal Bank of Canada, as term loan B agent

23.1	Consent of Baker Tilly US LLP

99.1	Press release dated May 5, 2026

99.2	Audited consolidated financial statements of PAG Holding Corp. and its subsidiaries as of and for the years ended December 31, 2025 and December 31, 2024, and the related Independent Auditor’s Report of Baker Tilly US LLP addressing such matters as set forth therein

99.3	Unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally a copy of any omitted schedules or exhibits to the SEC upon request.

†	Certain information has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally a copy of any omitted information to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: May 7, 2026	By:	/s/ Adam R. Cohn
Adam R. Cohn
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)